Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated March 16, 2016, with respect to the consolidated financial statements and schedules of NorthStar Real Estate Income Trust, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP
New York, New York
August 11, 2016